NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE October 29, 2009	Media Contact: Robert Dobkin 202-872-2680 Investor Contact: Brian Shivery 302-429-3591

Pepco Holdings Reports Third-Quarter 2009 Earnings;
Conference Call Scheduled

Pepco Holdings, Inc. (NYSE: POM) today reported third quarter 2009 consolidated earnings of $124 million, or 56 cents per share, compared to $119 million, or 59 cents per share, in the third quarter of 2008.  Excluding special items (as described below), earnings for the third quarter of 2009 would have been $97 million, or 44 cents per share.  There were no special items in the third quarter of 2008.  The weighted average number of basic shares outstanding for the third quarter of 2009 was 221 million compared to 202 million for the third quarter of 2008.

The earnings decrease for the third quarter of 2009, as compared to the 2008 quarter, excluding special items, was driven by lower Power Delivery and Conectiv Energy earnings.  The lower Power Delivery earnings were due to higher operation and maintenance expense primarily as the result of increased pension expense and higher interest expense driven by the debt financing completed late last year.  The lower Conectiv Energy earnings were primarily due to lower generation output, reduced spark spreads and dark spreads, and the performance of economic fuel hedges.  Partially offsetting these decreases were higher earnings at Pepco Energy Services driven by favorable electric supply costs and lower losses on energy derivative contracts.

“During the quarter, the energy markets continued to be challenging,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “Generation output was down 16 percent and energy margins were down 57 percent.”  Rigby also noted that excluding the increase in pension expense, Power Delivery operation and maintenance expense would have been relatively flat, demonstrating the continued focus on managing controllable costs.

Rigby also cited progress during the third quarter on several key value creation initiatives that the company believes will position it for growth over the longer-term.  “We filed two additional distribution rate cases, bringing the total number of cases underway to four, and the District of Columbia Public Service Commission adopted the revenue decoupling mechanism proposed by Pepco.  With the implementation of this mechanism in the District of Columbia on Nov. 1, approximately 60 percent of our distribution revenue will be decoupled from electric sales, providing for more predictable utility revenues and aligning the interests of our utilities with those of our customers in terms of energy efficiency programs.  I am also very pleased with the recently announced DOE federal stimulus funds award of $168 million, allowing us to accelerate the delivery of Smart Grid benefits to our customers.”

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For the nine months ended Sept. 30, 2009, consolidated earnings were $194 million, or 88 cents per share, compared to $233 million, or $1.16 per share, for the same period in the prior year.  Excluding special items (as described below), earnings for the nine months ended Sept. 30, 2009, would have been $159 million, or 72 cents per share, compared to $326 million, or $1.62 per share, for the first nine months of 2008.  The weighted average number of basic shares outstanding for the nine months ended Sept. 30, 2009 was 220 million compared to 201 million for the same period in the prior year.The decrease in earnings for the nine months ended Sept. 30, 2009, compared to earnings for the same period in the prior year, excluding special items, was driven by essentially the same factors that drove the quarterly results.

Third-Quarter Highlights

Operations
•
Power Delivery electric sales were 13,709 gigawatt hours (GWh) in the third quarter of 2009 compared to 14,050 GWh for the same period last year.  Cooling degree days (electric service territory) were 11% lower for the three months ended Sept. 30, 2009, compared to the same period in 2008.  Weather-adjusted electric sales were 13,782 GWh in the third quarter of 2009 compared to 13,816 GWh for the same period last year.

•
Conectiv Energy's gross margin from Merchant Generation and Load Service was $74 million in the third quarter of 2009, compared to $113 million in the third quarter of 2008.  The decrease resulted primarily from lower generation output, reduced spark spreads and dark spreads, and the combined performance of economic fuel hedges and default electricity supply contracts.  An offsetting factor was higher capacity gross margins.

•
Conectiv Energy's total generation output was 1,549 GWh in the third quarter of 2009, compared to 1,851 GWh in the third quarter of 2008.  The 16% decrease was due to decreased demand for electricity related to the economic recession and milder weather.

•
Pepco Energy Services' gross margin from retail energy supply was $42 million in the third quarter of 2009, compared to $14 million in the third quarter of 2008.  The increase was driven by lower electric and gas supply costs, lower losses on energy derivative contracts, lower reliability pricing model (RPM) capacity charges, and higher RPM capacity revenues.

•
Pepco Energy Services had retail electric sales of 4,619 GWh in the third quarter of 2009, compared to 5,614 GWh in the third quarter of 2008.  This 18% decrease primarily reflects the continuing expiration of existing retail contracts.

Regulatory Matters

•
On Sept. 28, the District of Columbia Public Service Commission (DCPSC) approved effective Nov. 1 the revenue decoupling rate structure proposed by Pepco.  In connection with the approval, the DCPSC ordered a reduction of 50 basis points to Pepco’s return on equity, reducing the authorized return on

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equity to 9.5%.  On May 22, Pepco filed a distribution base rate case in the District of Columbia.  The filing seeks approval of an annual rate increase of $50 million, based on a requested return on equity of 11.25%, which assumed the approval of a revenue decoupling mechanism.  A decision is expected from the DCPSC in early 2010.

•
On Sept.18, Delmarva Power filed an electric distribution base rate case in Delaware.  The filing seeks approval of an annual rate increase of $28 million, based on a requested return on equity of 10.75%.  The proposed rate design incorporates the revenue decoupling rate structure as approved in concept by the Delaware Public Service Commission (DPSC).  The filing also proposes the use of a three-year average of pension, OPEB, and bad debt expense with recovery through a surcharge mechanism.  The difference between the three-year rolling average of the costs and the currently incurred amounts would be deferred for future recovery in the case of an under-recovery, or deferred for future refund to customers in the case of an over-recovery.  If approved, the surcharge proposal would lower the requested annual rate increase by $7 million.  Delmarva Power intends to put an increase of $2.5 million annually into effect on a temporary basis on Nov. 17, 2009, subject to refund and pending final DPSC approval, which is expected in April 2010.

•
On Aug. 14, Atlantic City Electric filed a distribution base rate case in New Jersey.  The filing seeks approval of an annual rate increase of $54 million, based on a requested return on equity of 11.50% (if the Bill Stabilization Adjustment mechanism is approved, the requested rate increase would be reduced to $52 million, based on a requested return on equity of 11.25%).  The filing also proposes the use of a three-year average of pension, OPEB, and bad debt expense with recovery through a surcharge mechanism.  The difference between the three-year rolling average of the costs and the currently incurred amounts would be deferred for future recovery in the case of an under-recovery, or deferred for future refund to customers in the case of an over-recovery.  If approved, the surcharge proposal would lower the requested annual rate increase by $8 million.

•
In Nov. 2008, Pepco filed proposals with the DCPSC and the Maryland Public Service Commission (MPSC) to share with customers the remaining balance of the proceeds from the Mirant bankruptcy settlement.  On March 5, 2009, the DCPSC approved Pepco’s proposal for the sharing of the District of Columbia portion of the proceeds.  After giving effect to the sharing arrangement, Pepco recorded a pre-tax gain of $14 million in the first quarter of 2009.  On July 2, 2009, the MPSC approved a settlement agreement providing for the sharing of the Maryland portion of the proceeds.  As a result, Pepco recorded a pre-tax gain of $26 million in the third quarter of 2009.

Other

•
On Oct. 27, 2009, the U.S. Department of Energy announced that Pepco Holdings Inc. was awarded $168 million in federal stimulus funds to help build Smart Grid projects in the District of Columbia, Maryland and New Jersey.

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•
On Nov. 7, 2008, Pepco Holdings entered into a 364-day credit facility, which has aggregate commitments of $400 million and had a Nov. 6, 2009 termination date.  In Oct. 2009, the termination date was extended to Oct. 15, 2010.  This credit facility is in addition to the $1.5 billion multi-year credit facility that is in effect until May 2012.

•
As noted in the 10-Q, in the last several years, IRS challenges to certain cross-border lease transactions have been the subject of litigation.  On October 21, 2009, the U.S. Court of Federal Claims issued a decision in favor of a taxpayer regarding a lease-in lease-out cross border lease transaction.  The transaction that is the subject of the ruling is similar in many respects to PHI’s cross border energy lease investments.  PHI is currently evaluating the implications of this decision.

•
In October 2009, PHI filed a claim with the IRS requesting a Federal income tax refund of approximately $138 million, a substantial portion of which is associated with PHI’s utility subsidiaries.  The refund results from the carry back of a 2008 net operating loss for tax reporting purposes that reflected, among other things, significant tax deductions related to accelerated depreciation, the pension plan contributions paid in 2009 (which were deductible for 2008) and the cumulative effect of adopting a new method of tax reporting for certain repairs.  The timing of receipt of the refund is uncertain, however, after a 45-day period, interest would begin to accrue on the amount of the refund.

Further details regarding changes in consolidated earnings between 2009 and 2008 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended Sept. 30, 2009 as filed with the Securities and Exchange Commission, which is available at www.pepcoholdings.com/investors.

Reconciliation of GAAP Earnings to Earnings Excluding Special Items

Management believes the special items shown below are not representative of the company’s ongoing business operations.

Net Earnings – millions of dollars		Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
		2009	2008	2009	2008
Reported (GAAP) Net Earnings		$124	$119	$194	$233
Special Items:
•	Mirant bankruptcy damage claims settlement	(16)	-	(24)	-
•	Maryland income tax benefit	(11)	-	(11)	-
•	Adjustment to the equity value of the cross-border energy lease investments	-	-	-	86
•	Interest accrued on the income tax obligations from the adjustment to the equity value of the cross-border energy lease investments	-	-	-	7

Net Earnings, Excluding Special Items		$97	$119	$159	$326

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Earnings per Share		Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
		2009	2008	2009	2008
Reported (GAAP) Earnings per Share		$0.56	$0.59	$0.88	$1.16
Special Items:
•	Mirant bankruptcy damage claims settlement	(0.07)	-	(0.11)	-
•	Maryland income tax benefit	(0.05)	-	(0.05)	-
•	Adjustment to the equity value of the cross-border energy lease investments	-	-	-	0.43
•	Interest accrued on the income tax obligations from the adjustment to the equity value of the cross-border energy lease investments	-	-	-	0.03

Earnings per Share, Excluding Special Items		$0.44	$0.59	$0.72	$1.62

CONFERENCE CALL FOR INVESTORS

Pepco Holdings Inc. will host a conference call to discuss third quarter results on Friday, Oct. 30 at 11:00 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-700-7441 before 10:55 a.m.  The pass code for the call is 45195428.  International callers may access the call by dialing 1-617-213-8839, using the same pass code, 45195428.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 77223380.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code, 77223380.  An audio archive will be available at PHI's Web site, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors.

About PHI: Pepco Holdings, Inc., headquartered in Washington, D.C., delivers electricity and natural gas to about 1.9 million customers in Delaware, the District of Columbia, Maryland and New Jersey, through its subsidiaries Pepco, Delmarva Power and Atlantic City Electric.  PHI also provides competitive wholesale generation services through Conectiv Energy and retail energy products and services through Pepco Energy Services.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law.  These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events.  Forward-looking statements are not a guarantee of future performance or events.  They are subject to a number of uncertainties and other factors, many of which are outside the company's control.  Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors.  These uncertainties and factors could cause actual results to differ materially from such statements.  PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to further understand the results and prospects of PHI.

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SELECTED FINANCIAL INFORMATION
Pepco Holdings, Inc. Earnings Per Share Variance 2009 / 2008
			3rd Quarter
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2008 Net Income/(Loss) (GAAP) 1/			$ 0.38	$ 0.24	$ 0.01	$ 0.02	$ (0.06)	$ 0.59

Change from 2008 Net Income/(Loss)
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 2/	(0.01)	-	-	-	-	(0.01)
	-	Other Distribution Revenue Margin (driven by customer sales/rate mix)	0.03	-	-	-	-	0.03
•	ACE Basic Generation Service (primarily unbilled revenue)		0.03	-	-	-	-	0.03
•	Network Transmission		(0.01)	-	-	-	-	(0.01)
•	Operation & Maintenance (primarily higher pension expense)		(0.03)	-	-	-	-	(0.03)
•	Other, net		(0.02)	-	-	-	-	(0.02)
Conectiv Energy
•	Margins (operating revenue less cost of goods sold)
	-	Merchant Generation & Load Service	-	(0.11)	-	-	-	(0.11)
	-	Energy Marketing	-	(0.03)	-	-	-	(0.03)
•	Operating costs, net		-	0.01	-	-	-	0.01
Pepco Energy Services
•	Retail Energy Supply		-	-	0.08	-	-	0.08
•	Energy Services		-	-	(0.01)	-	-	(0.01)
Other Non-Regulated			-	-	-	-	-	-
Corporate & Other			-	-	-	-	-	-
Capital Costs			(0.02)	(0.01)	(0.02)	0.01	-	(0.04)
Income Tax Adjustments			-	-	-	-	0.01	0.01
Dilution			(0.04)	(0.01)	-	-	-	(0.05)
2009 Net Income/(Loss) excluding Special Items			0.31	0.09	0.06	0.03	(0.05)	0.44

2009 Special Items 3/

•	Mirant Settlement, net of customer sharing - MD jurisdiction		0.07	-	-	-	-	0.07
•	MD Income Tax benefit		0.05	-	-	-	-	0.05

2009 Net Income/(Loss) (GAAP) 4/			$ 0.43	$ 0.09	$ 0.06	$ 0.03	$ (0.05)	$ 0.56

_______________

Notes:
1/	The 2008 weighted average number of basic shares outstanding was 201,794,635.
2/	The effect of weather in 2009 compared with the 20 year average weather is estimated to have no earnings impact.
3/	Management believes the special items are not representative of the company's ongoing business operations.
4/	The 2009 weighted average number of basic shares outstanding was 220,919,643.

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Pepco Holdings, Inc. Earnings Per Share Variance 2009 / 2008
			September Year-to-Date
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2008 Net Income/(Loss) (GAAP) 1/			$ 0.99	$ 0.59	$ 0.14	$ (0.34)	$ (0.22)	$ 1.16

2008 Special Items 2/
Cross Border Leases
•	Re-evaluation Adjustment		-	-	-	0.43	-	0.43
•	Related Interest on Tax Obligation		-	-	-	0.03	-	0.03

2008 Net Income/(Loss) excluding Special Items			0.99	0.59	0.14	0.12	(0.22)	1.62

Change from 2008 Net Income/(Loss) excluding Special Items
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate) 3/	(0.01)	-	-	-	-	(0.01)
		Rate Order Impact (Pepco/DC)	0.01	-	-	-	-	0.01
	-	Other Distribution Revenue Margin (primarily lower customer usage)	(0.01)	-	-	-	-	(0.01)
	Network Transmission		(0.01)	-	-	-	-	(0.01)
•	Standard Offer Service Margin (Pepco/Delmarva)		(0.02)	-	-	-	-	(0.02)
•	Operation & Maintenance (primarily higher pension expense)		(0.09)	-	-	-	-	(0.09)
•	Depreciation		(0.03)	-	-	-	-	(0.03)
•	Other, net		(0.02)	-	-	-	-	(0.02)
Conectiv Energy
•	Margins (operating revenue less cost of goods sold)
	-	Merchant Generation & Load Service	-	(0.52)	-	-	-	(0.52)
	-	Energy Marketing	-	(0.02)	-	-	-	(0.02)
•	Operating costs, net		-	0.03	-	-	-	0.03
Pepco Energy Services
•	Retail Energy Supply		-	-	0.10	-	-	0.10
•	Energy Services		-	-	(0.02)	-	-	(0.02)
Other Non-Regulated
•	Financial investment portfolio		-	-	-	(0.03)	-	(0.03)
Corporate & Other			-	-	-	-	-	-
Capital Costs			(0.08)	(0.02)	(0.06)	0.01	0.01	(0.14)
Income Tax Adjustments			(0.06)	-	-	-	0.02	(0.04)
Dilution			(0.07)	-	(0.01)	(0.01)	0.01	(0.08)
2009 Net Income/(Loss) excluding Special Items			0.60	0.06	0.15	0.09	(0.18)	0.72

2009 Special Items 2/

•	Mirant Settlement, net of customer sharing		0.11	-	-	-	-	0.11
•	MD Income Tax benefit		0.05	-	-	-	-	0.05

2009 Net Income/(Loss) (GAAP) 4/			$ 0.76	$ 0.06	$ 0.15	$ 0.09	$ (0.18)	$ 0.88
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Notes:
1/	The 2008 weighted average number of basic shares outstanding was 201,375,841.
2/	Management believes the special items are not representative of the company's ongoing business operations.
3/	The effect of weather in 2009 compared with the 20 year average weather is estimated to have decreased earnings by $.01 per share.
4/	The 2009 weighted average number of basic shares outstanding was 220,066,766.

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SEGMENT INFORMATION

	Three Months Ended September 30, 2009
	(millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corporate & Other (a)	PHI Cons.
Operating Revenue	$1,428		$581	(b)	$611	$13	$(94)	$2,539
Operating Expense (c)	1,235	(b)(d)	539		584	—	(96)	2,262
Operating Income	193		42		27	13	2	277
Interest Income	—		—		—	1	(1)	—
Interest Expense	53		9		6	4	21	93
Other Income	3		1		—	1	—	5
Preferred Stock Dividends	—		—		—	1	(1)	—
Income Tax Expense (Benefit)	49		13		7	3	(7)	65
Net Income (Loss)	94	(e)	21		14	7	(12)	124
Total Assets	10,181		1,978		699	1,552	1,420	15,830
Construction Expenditures	$138		$57		$2	$—	$10	$207

_______________

Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization expense related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Corporate & Other includes intercompany amounts of $(94) million for Operating Revenue, $(92) million for Operating Expense, $(17) million for Interest Income, $(17) million for Interest Expense, and $(1) million of Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $75 million for the three months ended September 30, 2009.
(c)
Includes depreciation and amortization expense of $103 million, consisting of $84 million for Power Delivery, $10 million for Conectiv Energy, $4 million for Pepco Energy Services, and $5 million for Corporate & Other.

(d)	Includes $26 million ($16 million after-tax) gain related to settlement of Mirant bankruptcy claims.
(e)	Includes $11 million after-tax state income tax benefit, net of fees, related to a change in the tax reporting for the disposition of certain assets in prior years.

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SEGMENT INFORMATION – Continued

	Three Months Ended September 30, 2008
	(millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corporate & Other (a)	PHI Cons.
Operating Revenue	$1,668		$783	(b)	$716	$14	$(121)	$3,060
Operating Expense (c)	1,495	(b)	694		713	2	(119)	2,785
Operating Income	173		89		3	12	(2)	275
Interest Income	2		1		1	1	(1)	4
Interest Expense	48		6		1	5	22	82
Other Income (Expense)	3		—		—	(1)	—	2
Preferred Stock Dividends	—		—		—	1	(1)	—
Income Tax Expense (Benefit)	53		35		—	1	(9)	80
Net Income (Loss)	77		49		3	5	(15)	119
Total Assets	9,875		2,047		708	1,465	1,477	15,572
Construction Expenditures	$151		$31		$6	$—	$7	$195

_______________

Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization expense related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Corporate & Other includes intercompany amounts of $(121) million for Operating Revenue, $(120) million for Operating Expense, $(14) million for Interest Income, $(14) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $113 million for the three months ended September 30, 2008.
(c)
Includes depreciation and amortization expense of $99 million, consisting of $84 million for Power Delivery, $9 million for Conectiv Energy, $4 million for Pepco Energy Services, and $2 million for Corporate & Other.

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SEGMENT INFORMATION – Continued

	Nine Months Ended September 30, 2009
	(millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corporate & Other (a)	PHI Cons.
Operating Revenue	$3,895		$1,625	(b)	$1,828	$40	$(264)	$7,124
Operating Expense (c)	3,488	(b)(d)	1,587		1,757	2	(269)	6,565
Operating Income	407		38		71	38	5	559
Interest Income	2		1		1	3	(4)	3
Interest Expense	159		24		22	11	63	279
Other Income	9		1		1	1	1	13
Preferred Stock Dividends	—		—		—	2	(2)	—
Income Tax Expense (Benefit)	92		5		19	8	(22)	102
Net Income (Loss)	167	(e)	11		32	21	(37)	194
Total Assets	10,181		1,978		699	1,552	1,420	15,830
Construction Expenditures	$419		$148		$8	$-	$20	$595

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Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization expense related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Corporate & Other includes intercompany amounts of $(264) million for Operating Revenue, $(257) million for Operating Expense, $(61) million for Interest Income, $(59) million for Interest Expense, and $(2) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $220 million for the nine months ended September 30, 2009.
(c)
Includes depreciation and amortization expense of $294 million, consisting of $242 million for Power Delivery, $29 million for Conectiv Energy, $13 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $9 million for Corporate & Other.

(d)	Includes $40 million ($24 million after-tax) gain related to settlement of Mirant bankruptcy claims.
(e)	Includes $11 million after-tax state income tax benefit, net of fees, related to a change in the tax reporting for the disposition of certain assets in prior years.

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SEGMENT INFORMATION – Continued

	Nine Months Ended September 30, 2008
	(millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated		Corporate & Other (a)	PHI Cons.
Operating Revenue	$4,260		$2,395	(b)	$1,968	$(73)	(d)	$(331)	$8,219
Operating Expense (c)	3,830	(b)	2,178		1,926	4		(331)	7,607
Operating Income	430		217		42	(77)		—	612
Interest Income	11		2		2	3		(2)	16
Interest Expense	142		18		2	14		67	243
Other Income (Expense)	10		—		2	(4)		1	9
Preferred Stock Dividends	—		—		—	2		(2)	—
Income Tax Expense (Benefit)	110		83		16	(25)	(d)	(23)	161
Net Income (Loss)	199		118		28	(69)	(d)	(43)	233
Total Assets	9,875		2,047		708	1,465		1,477	15,572
Construction Expenditures	$433		$90		$23	$—		$15	$561

_______________
Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization expense related to purchase accounting adjustments for the fair value of Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance. Corporate & Other includes intercompany amounts of $(331) million for Operating Revenue, $(327) million for Operating Expense, $(43) million for Interest Income, $(40) million for Interest Expense, and $(2) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $298 million for the nine months ended September 30, 2008.
(c)
Includes depreciation and amortization expense of $283 million, consisting of $239 million for Power Delivery, $28 million for Conectiv Energy, $9 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $6 million for Corporate & Other.

(d)
Included in operating revenue is a pre-tax charge of $124 million ($86 million after-tax) related to the adjustment to the equity value of cross-border energy lease investments, and included in income taxes is a $7 million after-tax charge for the additional interest accrued on the related tax obligations.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended September 30,					Nine Months Ended September 30,
		2009		2008		2009	2008
		(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$ $	1,428 1,		$1,668		$3,895	$4,260
Competitive Energy		1,099		1,379		3,196	4,036
Other		12		13		33	(77)
Total Operating Revenue		2,539		3,060		7,124	8,219

Operating Expenses
Fuel and purchased energy		1,784		2,124		5,162	5,774
Other services cost of sales		92		209		270	569
Other operation and maintenance		240		241		713	691
Depreciation and amortization		103		99		294	283
Other taxes		101		100		282	273
Deferred electric service costs		(32)		12		(116)	20
Effect of settlement of Mirant bankruptcy claims		(26)		-		(40)	-
Gain on sale of assets		-		-	-	-	(3)
Total Operating Expenses		2,262		2,785		6,565	7,607

Operating Income		277		275		559	612

Other Income (Expenses)
Interest and dividend income		-		4		3	16
Interest expense		(93)		(82)		((279)	(243)
Gain (Loss) from equity investments		1		(1)		2	(3)
Other income		4		4		12	14
Other expenses		- -		(1)		(1)	(2)
Total Other Expenses		(88)		(76)		(263)	(218)

Income Before Income Tax Expense		189		199		296	394

Income Tax Expense		65		80		102	161

Net Income		124		119		194	233

Retained Earnings at Beginning of Period		1,222		1,198		1,271	1,193

Dividends Paid on Common Stock		(59)		(54)		(178)	(163)

Retained Earnings at End of Period	$ $	1,287		$1,263		$1,287	$1,263

Basic and Diluted Share Information
Weighted average shares outstanding		221		202		220	201
Earnings per share of common stock	$ $	.56	$ $	.59		$.88	$1.16

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2009	December 31, 2008
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 20	$ 384
Restricted cash equivalents	11	10
Accounts receivable, less allowance for uncollectible accounts of $46 million and $37 million, respectively	1,184	1,392
Inventories	286	333
Derivative assets	62	98
Prepayments of income taxes	365	294
Prepaid expenses and other	111	87

Total Current Assets	2,039	2,598

INVESTMENTS AND OTHER ASSETS
Goodwill	1,411	1,411
Regulatory assets	1,951	2,088
Investment in finance leases held in trust	1,376	1,335
Income taxes receivable	128	23
Restricted cash equivalents	4	108
Assets and accrued interest related to uncertain tax positions	12	32
Derivative assets	27	9
Other	208	215

Total Investments and Other Assets	5,117	5,221

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,476	12,926
Accumulated depreciation	(4,802)	(4,612)

Net Property, Plant and Equipment	8,674	8,314

TOTAL ASSETS	$ 15,830	$ 16,133

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2009	December 31, 2008
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$ 493	$ 465
Current maturities of long-term debt and project funding	534	85
Accounts payable and accrued liabilities	634	847
Capital lease obligations due within one year	7	6
Taxes accrued	58	62
Interest accrued	93	71
Liabilities and accrued interest related to uncertain tax positions	1	47
Derivative liabilities	125	144
Other	289	275

Total Current Liabilities	2,234	2,002

DEFERRED CREDITS
Regulatory liabilities	662	893
Deferred income taxes, net	2,505	2,269
Investment tax credits	37	40
Pension benefit obligation	399	626
Other postretirement benefit obligations	451	461
Income taxes payable	1	8
Liabilities and accrued interest related to uncertain tax positions	110	17
Derivative liabilities	63	59
Other	155	184

Total Deferred Credits	4,383	4,557

LONG-TERM LIABILITIES
Long-term debt	4,470	4,859
Transition bonds issued by ACE Funding	378	401
Long-term project funding	17	19
Capital lease obligations	96	99

Total Long-Term Liabilities	4,961	5,378

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 221,592,782 shares and 218,906,220 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,215	3,179
Accumulated other comprehensive loss	(258)	(262)
Retained earnings	1,287	1,271

Total Shareholders’ Equity	4,246	4,190
Noncontrolling interest	6	6

Total Equity	4,252	4,196

TOTAL LIABILITIES AND EQUITY	$ 15,830	$ 16,133

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POWER DELIVERY SALES AND OPERATING REVENUES
	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Sales (GWh)	2009	2008	2009	2008
Regulated T&D Electric Sales
Residential	4,997	5,165	13,219	13,324
Commercial and industrial	8,653	8,826	23,965	24,783
Other	59	59	185	185
Total Regulated T&D Electric Sales	13,709	14,050	37,369	38,292

Default Electricity Supply Sales
Residential	4,804	5,005	12,770	12,901
Commercial and industrial	2,144	2,909	6,764	7,854
Other	23	22	71	72
Total Default Electricity Supply Sales	6,971	7,936	19,605	20,827

	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Electric Operating Revenue (Millions of dollars)	2009	2008	2009	2008
Regulated T&D Electric Revenue
Residential	$190	$193	$464	$460
Commercial and industrial	229	228	611	598
Other	63	81	188	244
Total Regulated T&D Electric Revenue	$482	$502	$1,263	$1,302

Default Supply Revenue
Residential	$619	$622	$1,519	$1,461
Commercial and industrial	247	378	739	928
Other	35	96	121	269
Total Default Supply Revenue	$901	$1,096	$2,379	$2,658

Other Electric Revenue	$17	$17	$54	$48

Total Electric Operating Revenue	$1,400	$1,615	$3,696	$4,008

	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Gas Sales and Operating Revenue	2009	2008	2009	2008
Regulated Gas Sales (Bcf)
Residential	1	-	6	5
Commercial and industrial	1	1	4	4
Transportation and other	1	1	4	5
Total Regulated Gas Sales	3	2	14	14

Regulated Gas Revenue (Millions of dollars)
Residential	$11	$9	$103	$86
Commercial and industrial	7	7	60	54
Transportation and other	2	2	6	6
Total Regulated Gas Revenue	$20	$18	$169	$146
Other Gas Revenue	$8	$35	$30	$106

Total Gas Operating Revenue	$28	$53	$199	$252

Total Power Delivery Operating Revenue	$1,428	$1,668	$3,895	$4,260

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WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Heating Degree Days	20	12	2,866	2,498
20 Year Average	33	34	2,728	2,765
Percentage Difference from Average	-39%	-65%	5%	-10%
Percentage Difference from Prior Year	67%		15%

Cooling Degree Days	894	1,009	1,240	1,426
20 Year Average	922	923	1,278	1,271
Percentage Difference from Average	-3%	9%	-3%	12%
Percentage Difference from Prior Year	-11%		-13%

CONECTIV ENERGY

	Quarter Ended:
	September 30, 2009	June 30, 2009	March 31, 2008	December 30, 2008	September 30, 2008
Gigawatt Hour Supply (GWh)
Base-Load (1)	99	107	304	340	437
Mid-Merit (Combined Cycle) (2)	1,231	374	309	344	1,318
Mid-Merit (Oil Fired) (3)	11	(3)	34	9	-
Peaking	22	6	2	3	31
Tolled Generation	186	126	180	16	65
Generation Output	1,549	610	829	712	1,851

Load Service Volume (4)	1,503	1,485	2,010	2,454	2,907

Around-the-clock Market Prices ($/MWh) PJM - East (5)	$35.89	$35.35	$54.89	$56.45	$89.62

On Peak Market Prices ($/MWh) PJM - East (5)	$43.70	$40.68	$60.81	$65.72	$107.66

Gas Price - M3 (Market Area) ($/MMBtu) (5)	$3.41	$4.04	$6.28	$7.37	$9.71

Average Power Sales Price ($/MWh) (6)
Generation	$44.21	$41.34	$71.91	$70.93	$117.50
Other	$88.52	$83.38	$88.60	$93.40	$101.70

Merchant Generation and Load Service Gross Margin Key Drivers ($ millions)
Physical Energy and Ancillary Services	$15	$(9)	$4	$7	$59
Fuel & Power Hedges of Generation Activities (7)	$(24)	$(6)	$3	$(5)	$21
PJM Capacity Margin for Generation Activities	$60	$44	$35	$35	$37
Load Service and Load Hedges	$23	$(11)	$1	$4	$(4)

Notes:
(1)	Edge Moor Units 3 and 4 and Deepwater Unit 6.
(2)	Hay Road and Bethlehem, all units.
(3)	Edge Moor Unit 5 and Deepwater Unit 1. Generation output for these units was negative for the three months ended June 30, 2009 because of station service consumption.
(4)	Includes all default electricity supply sales.
(5)	Daily average.
(6)
Calculated from data reported in Conectiv Energy's Electric Quarterly Report filed with the FERC; does not include capacity or ancillary services revenue.  Prices may differ from those originally reported in prior periods due to normal load true-ups requiring EQR filing amendments.

(7)	Financial contracts used to economically hedge fuel inputs and power output.

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CONECTIV ENERGY - (continued)
Operating Summary (Millions of dollars)
	Three Months Ended September 30,			Six Months Ended September 30,
	2009		2008	2009		2008
Gigawatt Hour Supply (GWh)
Generation Output	1,549	(3)	1,851	2,988	(3)	3,894
Load Service Volumes	1,503	(4)	2,907	4,997	(4)	8,176

Operating Revenue:
Merchant Generation and Load Service (1)	$459		$442	$1,170		$1,436
Energy Marketing (2)	122		341	455		959
Total	581		783	1,625		2,395

Cost of Goods Sold:
Merchant Generation and Load Service (1)	385		329	1,035		1,123
Energy Marketing (2)	115		324	421		919
Total	500		653	1,456		2,042

Gross Margin:
Merchant Generation and Load Service (1)	74	(5)	113	135	(5)	313
Energy Marketing (2)	7	(6)	17	34	(6)	40
Total	81		130	169		353

Operating and Maintenance Expenses	28	(7)	30	98	(7)	105
Depreciation	10		10	29		28
Taxes Other Than Income Taxes	1		1	3		3
Other Operating Expenses	-		-	1		-
Total	39		41	131		136

Operating (Loss) Income	$42		$89	$38		$217

Notes:
(1)
Merchant Generation and Load Service consists primarily of electric power, capacity, and ancillary services sales from Conectiv Energy's generating plants; tolling arrangements entered into to sell energy and other products from Conectiv Energy's generating plants and entered into to purchase energy and other products from other companies' generating plants; hedges of power, capacity, fuel and load; the sale of excess fuel (primarily natural gas) and emission allowances; electric power, capacity, and ancillary services sales pursuant to competitively bid contracts entered into with affiliated and non-affiliated companies to fulfill their default electricity supply obligations; and fuel switching activities made possible by the multi-fuel capabilities of some of Conectiv Energy's generating plants.

(2)
Energy Marketing consists primarily of power origination, which primarily represents the fixed margin component of structured power transactions such as default electricity supply service, wholesale natural gas marketing, fuel oil marketing, and the activities of the short-term power desk which generates margin by identifying and capturing price differences between power pools, and locational and timing differences within a power pool.

(3)
Lower generating plant output during 2009 compared to 2008 was primarily due to decreased demand for electricity related to the economic recession and mild weather.  Coal generation experienced the sharpest decline because low natural gas prices caused more flexible natural gas units to replace coal generation in the dispatch order.

(4)
Lower load service volumes during 2009 compared to 2008 was primarily due to the expiration of certain load service contracts and the decreased demand for electricity related to the economic recession, and mild weather during the summer of 2009.

(5)	Lower Merchant Generation and Load Service gross margins during 2009 compared to 2008 were driven by lower generation output, lower spark spreads and dark spreads, and decreased mark-to-market and settled gains on derivative instruments, primarily natural gas and coal; partially offset by higher capacity prices.
(6)	Lower Energy Marketing gross margins during 2009 compared to 2008 were primarily due to lower power and natural gas sales and margins.
(7)	Lower Operating and Maintenance Expenses in 2009 compared to 2008 were primarily due to postponed plant maintenance projects because of lower run-time, the elimination of incentive accruals, and other cost-saving measures.

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PEPCO ENERGY SERVICES
Operating Summary (millions of dollars)	Three Months Ended September 30,			Nine Months Ended September 30,
	2009		2008	2009		2008

Retail Electric Sales (GWh)	4,619		5,614	14,007		15,205

Operating Revenue	$611		$716	$1,828		$1,968
Cost of Goods Sold	555		686	1,674		1,852
Gross Margin	56		30	154		116

Gross Margin Detail:
Retail Energy Supply (1)	42	(2)	14	113	(3)	72
Energy Services	14		16	41		44
Total	56		30	154		116

Operation and Maintenance Expenses	24		22	68		62
Depreciation	4		4	13		10
Other Taxes	1		1	2		2
Operating Expenses	29		27	83		74

Operating Income	$27		$3	$71		$42

Notes:
(1)	Includes power generation.
(2)	Retail Energy Supply gross margin increased due to lower electric and gas supply costs, lower losses on energy derivative contracts, lower RPM capacity charges, and higher RPM capacity revenues.
(3)	Retail Energy Supply gross margin increased due to lower electric supply costs.

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